Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contacts:	Media Contact:

AngioDynamics, Inc. D. Joseph Gersuk, CFO (800) 772-6446 x1608 jgersuk@AngioDynamics.com	EVC Group, Inc. Jamar Ismail/Robert Jones (415) 568-9348; (646) 201-5447 jismail@evcgroup.com; bjones@evcgroup.com	EVC Group, Inc. Chris Gale (646) 201-5431 cgale@evcgroup.com

AngioDynamics Reports Fiscal 2013 First Quarter Financial Results

•	Net sales of $83.4 million
•	GAAP net loss of $0.02 per share; Adjusted (Non-GAAP) net income of $0.10 per share, a YOY 25% increase
•	Integration of Navilyst Medical yielding significant cost savings
•	Vortex Medical acquisition to strengthen peripheral vascular portfolio

ALBANY, N.Y. (October 8, 2012) – AngioDynamics (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, today reported financial results for the fiscal 2013 first quarter ended August 31, 2012. Financial results include Navilyst Medical in the fiscal 2013 first quarter.

Net sales for the first quarter were $83.4 million, a 53% increase over the $54.4 million reported a year ago. Compared to prior year first quarter pro forma net sales, which include Navilyst Medical and exclude LC Beads sales, total Company net sales decreased 1%; U.S. net sales decreased 4%; international net sales increased 16% (18% on a constant currency basis); Vascular net sales decreased 2%; and Oncology/Surgery net sales increased 15%. Net sales by product line are presented on a pro forma basis in a table at the end of this press release.

The Company reported a first quarter net loss of $721,000, or $0.02 per share, compared to net income of $1.4 million, or $0.05 per share, a year ago. First quarter results include costs relating to the Navilyst Medical acquisition, the subsequent restructuring of the Company and the Quality Call to Action Program. Excluding the aforementioned costs, which are set forth in the attached reconciliation table, adjusted (Non-GAAP) net income was $3.6 million, or $0.10 per share, compared to $2.0 million, or $0.08 per share, a year ago. Diluted average shares outstanding increased to 34.7 million in the first quarter from 25.2 million in the prior year period due to the additional shares issued in conjunction with the Navilyst Medical acquisition.

The Company reported first quarter EBITDA of $6.6 million, or $0.19 per share, compared to $5.8 million, or $0.23 per share, a year ago. Adjusted EBITDA, computed with the adjustments to GAAP reporting set forth in the attached reconciliation table, was $13.2 million, or $0.38 per share, in the first quarter compared to $6.8 million, or $0.27 per share, a year ago.

“We achieved our sales guidance and delivered solid operating results especially in the area of cost management,” said Joseph DeVivo, President and CEO of AngioDynamics. “With the successful ongoing integration of Navilyst and AngioDynamics, the recent U.S. FDA 510(k) clearance of our first BioFlo product and other planned initiatives, we are well positioned to achieve our growth objectives for this fiscal year and beyond.”

At August 31, 2012, cash, escrow receivable and investments were $33.0 million, and long-term debt was $149.6 million.

Highlights of the reporting and subsequent period include:

•
The Company received U.S. Food and Drug Administration 510(K) clearance for BioFlo peripherally inserted catheters (PICCs) with Endexo technology. Designed to reduce the accumulation of catheter-related thrombus on, and in the catheter, these are the first vascular access products from AngioDynamics to offer BioFlo technology in the U.S. market.

•
Total Oncology/Surgery pro forma sales growth of 15% excluding LCBeads, driven by NanoKnife System sales of $3 million, a 31% increase over last year’s first quarter, and thermal ablation sales growth of 14% compared with the year ago period, driven by strong international sales of Microwave ablation products.

•
International pro forma sales growth of 18% on a constant currency basis led by strong sales in Canada reflecting the establishment of a direct sales operation, being awarded a major GPO contract and initial sales of BioFlo PICCs, in addition to the sale of Microwave ablation products.

•
HealthTrust Purchasing Group (HealthTrust), a group purchasing organization representing more than 1,400 not-for-profit and for-profit acute care facilities, as well as 10,600 ambulatory surgery centers, physician practices and alternate care sites, awarded the Company a contract covering chronic and acute dialysis catheters. The contract became effective Oct. 1, 2012, and is the first vascular access contract for AngioDynamics with HealthTrust.

•	The U.S. District Court for the Northern District of New York entered partial judgment on the Company’s legal case against biolitec, awarding AngioDynamics $16.5 million in damages.

•
AngioDynamics has strengthened its senior leadership team with the addition of two proven and experienced medical device executives. Louis J. Mazzarese has joined the Company as Senior Vice President and Chief Regulatory Officer and John Soto has been named Senior Vice President, Global Franchise, Peripheral Vascular, both reporting to Joseph DeVivo, President and CEO.

Vortex Medical Acquisition

In a separate release issued today, AngioDynamics announced an agreement to acquire Vortex Medical, a privately-held company focused on the development of innovative medical devices for the removal of thrombus, or blood clots, from occluded blood vessels. Vortex has developed and is currently commercializing the AngioVac Cannula and Circuit to facilitate venous drainage during extracorporeal bypass procedures. The AngioVac Cannula’s proprietary design facilitates en bloc removal of undesirable intravascular material. The AngioVac Cannula and Circuit are 510(k) cleared and an application has been filed for CE Mark approval. This acquisition will advance AngioDynamics’ venous disease strategy and is consistent with its focus on innovative products that offer the potential for sustainable, profitable growth. In fiscal 2014, the acquisition is expected to add approximately $10 million of sales and be accretive to GAAP net income and EPS. The impact on fiscal 2013 financial results is indicated below.

Fiscal 2013 Guidance

The Company expects to close the acquisition of Vortex Medical by the end of October. In fiscal year 2013, the acquisition is expected to add approximately $1 million in sales, reduce operating income by approximately $5 million, have negligible impact on EBITDA, and reduce EPS by approximately $0.09 on a GAAP and Non-GAAP basis.

	GAAP	Adjusted Non-GAAP

Sales ($ in mils.) (a)	361 – 364	361 – 364

Pro Forma Sales Growth (b)	5%	5%

Gross Margin (c)	50-51%	51-52%

Operating Income ($ in mils.) (d)	13 – 15	29 – 31

EBITDA ($ in mils.) (d) (e), a Non- GAAP measure	44 – 45	60 – 61

EPS ($) (f)	0.12 - 0.14	0.40 - 0.42

a)	Quarterly calendarization is expected to approximate 23%/24%/25%/28% of the annual amount.

b)	Fiscal year 2012 pro forma combined sales excluding LC Beads is $344.3 million.

c)
Includes $3.4 million for amortization of inventory basis step-up and $1.2 million for the QCTA/FDA remediation programs, which are excluded in Adjusted Non-GAAP, and $2.9 million for the medical device tax with effect from January 1, 2013, which is included in GAAP and Adjusted Non-GAAP.

d)
Adjusted result reflects an estimated $16 million in acquisition-related and restructuring costs, which include amortization of inventory basis step-up, accelerated asset depreciation, transaction-related professional fees, employment severance costs, QCTA/FDA remediation programs, and the closure of the U.K. manufacturing facility. Quarterly calendarization of the $16 million will approximate $7 million/$5 million/$2 million/$2 million.

e)	$17 million in amortization, $8 million in depreciation, and $4 million in purchase accounting related to Vortex Medical are excluded from both measures.

f)	Approximately 36 million diluted shares outstanding and a 37% tax rate.

“Our goal remains to exit the fiscal year positioned to generate double-digit top- and bottom-line growth over the long term,” added Mr. DeVivo.

Conference Call

AngioDynamics will host a conference call today with accompanying slides at 4:30 p.m. Eastern Time to discuss its first quarter results. To participate in the call, please dial (877) 941-9205. In addition, a live webcast and archived replay of the call will be available at http://investors.angiodynamics.com. To access the live webcast, please go to the Web site 15 minutes prior to its start to register, download and install the necessary software.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported pro forma sales growth, sales on a constant currency basis, non-GAAP gross margin, non-GAAP operating income, EBITDA (income before interest, taxes, depreciation and amortization), adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories, angioplasty products, drainage products, thrombolytic products and venous products. More information is available at www.AngioDynamics.com.

Trademarks

AngioDynamics, the AngioDynamics logo, Navilyst Medical, BioFlo and NanoKnife are trademarks and/or registered trademarks of AngioDynamics Inc., an affiliate or a subsidiary. Endexo is a trademark of Interface Biologics.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, including Navilyst Medical and its products, R&D capabilities, infrastructure and employees as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2012.  AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

ANGIODYNAMICS, INC. AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in thousands, except per share data)

	Three months ended
	Aug 31, 2012	Aug 31, 2011
	(unaudited)

Net sales	$83,406	$54,431
Cost of sales
Acquired inventory step-up	3,445	-
Quality call to action	699	-
Other cost of sales	39,803	22,285
Total cost of sales	43,947	22,285
Gross profit	39,459	32,146
% of net sales	47.3%	59.1%

Operating expenses
Research and development	7,074	5,591
Sales and marketing	18,543	16,308
General and administrative	6,899	4,312
Amortization of intangibles	3,737	2,295
Acquisition and other non-recurring	2,522	923
Total operating expenses	38,775	29,429
Operating income (loss)	684	2,717
Other income (expense), net	(1,838)	(614)
Income (loss) before income taxes	(1,154)	2,103
Provision for (benefit from) income taxes	(433)	730
Net income (loss)	$(721)	$1,373

Earnings (Loss) per common share
Basic	$(0.02)	$0.05
Diluted	$(0.02)	$0.05

Weighted average common shares
Basic	34,704	25,024
Diluted	34,704	25,197

ANGIODYNAMICS, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION (in thousands, except per share data)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA:

	Three months ended
	Aug 31, 2012	Aug 31, 2011
	(unaudited)

Net income (loss)	$(721)	$1,373

Provision for (benefit from) income taxes	(433)	730
Other income (expense), net	1,838	614
Amortization of intangibles	3,737	2,295
Depreciation	2,132	837
EBITDA	6,553	5,849

Acquisition and restructuring (1)	2,522	923
Inventory step-up (3)	3,445	-
Quality Call to Action Program (2)	699	-
Adjusted EBITDA	$13,219	$6,772

EBITDA per common share
Assumes Diluted	$0.19	$0.23

Adjusted EBITDA per common share
Assumes Diluted	$0.38	$0.27

Reconciliation of Operating Income to non-GAAP Adjusted Operating Income:

	Three months ended
	Aug 31, 2012	Aug 31, 2011
	(unaudited)

Operating income	$684	$2,717

Acquisition and restructuring (1)	2,522	923
Inventory step-up (3)	3,445	-
Quality Call to Action Program (2)	699	-
Adjusted Operating income	$7,350	$3,640

ANGIODYNAMICS, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION (continued) (in thousands, except per share data)

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended
	Aug 31, 2012	Aug 31, 2011
	(unaudited)

Net income (loss)	$(721)	$1,373

After tax:
Acquisition and restructuring (1)	1,609	594
Quality Call to Action Program (2)	454	-
Inventory step-up (3)	2,239	-
Adjusted net income	$3,583	$1,967

Reconciliation of Diluted Earnings (Loss) Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended
	Aug 31, 2012	Aug 31, 2011
	(unaudited)

Diluted earnings (Loss) per share (4)	$(0.02)	$0.05

After tax:
Acquisition and restructuring (1)	0.05	0.02
Quality Call to Action Program (2)	0.01	-
Inventory step-up (3)	0.06	-
Adjusted diluted earnings per share	$0.10 *	$0.08

* Does not sum due to rounding

(1)
Represents costs relating to acquisitions and debt financing, as well as business restructuring actions, which  include the CEO and other executive transitions and the beginning of a program to close a facility in the UK.

(2)	Represents implementation of a comprehensive Quality Call to Action program to review and augment the quality management systems at our Queensbury and Fremont facilities.
(3)	Represents costs attributable to the inventory basis step-up attributed to the acquired Navilyst inventory
(4)	Assumes diluted shares are used for the calculation of earnings (loss) per share.

ANGIODYNAMICS, INC. AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENT NON GAAP RECONCILIATION FOR THE QUARTER ENDED AUGUST 31, 2012 (in thousands, except per share data) (Unaudited)

		Quality	Acquisition
	GAAP	Control	Related	NON GAAP
	Results	Initiative	Costs	Results

Net sales	$83,406			$83,406
Cost of sales	43,947	(699)	(3,445)	39,803
Gross profit	39,459	699	3,445	43,603
% of net sales	47.3%			52.3%

Operating expenses
Research and development	7,074			7,074
Sales and marketing	18,543			18,543
General and administrative	6,899			6,899
Amortization of intangibles	3,737			3,737
Acquisition and other non-recurring	2,522		(2,522)	-
Total operating expenses	38,775	-	(2,522)	36,253
Operating income (loss)	684	699	5,967	7,350
Other income (expense), net	(1,838)			(1,838)
Income (loss) before income taxes	(1,154)	699	5,967	5,512
Provision for (benefit from) income taxes	(433)	245	2,118	1,929
Net income (loss)	$(721)	$454	$3,849	$3,583

Earnings (Loss) per common share
Assumes Diluted	$(0.02)	$0.01	$0.11	$0.10

Weighted average common shares
Assumes Diluted	35,210	35,210	35,210	35,210

Effective Tax Rate	38%	35%	35%	35%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three months ended
	Aug 31,	Aug 31,
	2012	2011
	(unaudited)
Net Sales by Product Category
Vascular
Peripheral Vascular	$43,243	$20,968
Vascular Access	26,584	15,597
Total Vascular	69,827	36,565
Oncology/Surgery	11,321	17,866
Supply Agreement	2,258	-
Total	$83,406	$54,431
	0	0

Net Sales by Geography
United States	$67,851	$47,305
International	15,555	7,126
Total	$83,406	$54,431

ANGIODYNAMICS, INC. AND SUBSIDIARIES
PRO FORMA PRODUCT LINE NET SALES EXCLUDING LCBEADS
(in thousands)

	Three months ended
	Aug 31,	Aug 31,
	2012	2011	% Change
	(unaudited)
Net Sales by Product Line
Vascular
Peripheral Vascular
Fluid Management	$21,115	$20,919	1%
Venacure EVLT	8,639	8,328	4%
Core products	13,331	13,319	0%
Other	158	557	(72%)
Total Peripheral Vascular	43,243	43,123	0%

Vascular Access
PICCS	12,882	13,569	(5%)
Ports	7,685	7,686	(0%)
Dialysis	4,628	5,580	(17%)
Other	1,389	1,444	(4%)
Total Vascular Access	26,584	28,279	(6%)
Total Vascular	69,827	71,402	(2%)
Oncology/Surgery
Thermal Ablation	6,621	5,796	14%
Nanoknife	2,954	2,250	31%
Other	1,746	1,788	(2%)
Total Oncology/Surgery	11,321	9,834	15%
Supply Agreement	2,258	2,978	(24%)
Total Net Sales	$83,406	$84,214	(1%)
	0

Net Sales by Geography
United States	$67,851	$70,774	(4%)
International	15,555	13,440	16%
Total	$83,406	$84,214	(1%)

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Aug 31,	May 31,
	2012	2012
	(unaudited)	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$18,896	$23,508
Escrow receivable	2,500	2,500
Marketable securities	11,627	14,070
Total cash, escrow receivable and investments	33,023	40,078

Receivables, net	45,428	48,588
Inventories, net	63,414	55,823
Deferred income taxes	6,507	4,923
Prepaid income taxes	3,743	3,180
Prepaid expenses and other	8,106	6,646
Total current assets	160,221	159,238

Property, plant and equipment, net	57,525	55,915
Intangible assets, net	143,538	147,266
Goodwill	307,171	308,912
Deferred income taxes	38,603	39,198
Other non-current assets	10,934	11,240
Total Assets	$717,992	$721,769

Liabilities and Stockholders' Equity
Current portion of long-term debt	$7,500	$7,500
Other current liabilities	43,879	48,249
Long-term debt, net of current portion	142,104	142,500
Total Liabilities	193,483	198,249

Stockholders' equity	524,509	523,520
Total Liabilities and Stockholders' Equity	$717,992	$721,769

Shares outstanding	34,801	34,684

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)

	Three months ended
	Aug 31, 2012	Aug 31,
	2012	2011
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net (loss) income	$(721)	$ 1,373
Depreciation and amortization	5,869	3,132
Tax effect of exercise of stock options	-	(240)
Deferred income taxes	(85)	911
Stock-based compensation	1,122	799
Amortization of inventory step-up	3,445	-
Other	(373)	(156)
Changes in operating assets and liabilities
Receivables	3,195	722
Inventories	(10,653)	(1,727)
Accounts payable and accrued liabilities	(6,812)	(1,617)
Other	(601)	(153)
Net cash (used in) provided by operating activities	(5,614)	3,044

Cash flows from investing activities:
Additions to property, plant and equipment	(968)	(541)
Acquisition of businesses, intangibles and other assets	858	-
Proceeds from sale of assets	-	1,000
Purchases, sales and maturities of marketable securities, net	2,403	(743)
Net cash provided by (used in) investing activities	2,293	(284)

Cash flows from financing activities:
Repayment of long-term debt	(1,875)	(65)
Proceeds from exercise of stock options and ESPP	579	1,804
Net cash (used in) provided by financing activities	(1,296)	1,739

Effect of exchange rate changes on cash	5	10
(Decrease) Increase in cash and cash equivalents	(4,612)	4,509

Cash and cash equivalents
Beginning of period	23,508	45,984
End of period	$18,896	$ 50,493

###